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As filed with the Securities and Exchange Commission on March 23, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE BOEING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	91-0425694 (I.R.S. employer identification number)
100 North Riverside Chicago, Illinois 60606-1596 (312) 544-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James C. Johnson
Senior Vice President, Corporate Secretary
and Assistant General Counsel
The Boeing Company
100 North Riverside
Chicago, Illinois 60606
(312) 544-2802
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
Deborah H. Telman Assistant Corporate Secretary and Counsel The Boeing Company 100 North Riverside Chicago, Illinois 60606 (312) 544-2819	Oscar A. David R. Cabell Morris, Jr. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 (312) 558-5600

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee

Debt Securities and Common Stock, par value $5.00 per share(2)	$1,000,000,000(3)	(4)	$1,000,000,000	$126,700

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)
There is being registered hereunder an indeterminate number of shares of common stock that may be issued upon conversion of debt securities. No separate consideration will be received for any shares of common stock so issued upon conversion.

(3)
If any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in U.S. dollars at the time of initial offering. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(4)
Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 23, 2004

$1,000,000,000

The Boeing Company

Debt Securities

Common Stock

        This prospectus describes securities that we may issue and sell at various times. This prospectus provides general information about these securities. We will provide the specific terms for the securities in supplements to this prospectus. You should read carefully this prospectus and any supplement before you invest.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Our common stock is listed on The New York Stock Exchange under the symbol "BA."

        The date of this prospectus is            , 2004.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
CAUTIONARY NOTE ABOUT FORWARD-LOOKING INFORMATION	3
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION BY REFERENCE	4
THE BOEING COMPANY	5
SELECTED FINANCIAL INFORMATION	6
RATIO OF EARNINGS TO FIXED CHARGES	6
USE OF PROCEEDS	7
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF COMMON STOCK	18
PLAN OF DISTRIBUTION	19
LEGAL MATTERS	20
EXPERTS	20

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf process, we may offer our securities, from time to time, in one or more offerings. The total offering price of these securities will not exceed $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. We may not use this prospectus to sell securities unless accompanied by a prospectus supplement. The prospectus supplement also may add, update or change information contained in this prospectus.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See "Plan of Distribution."

CAUTIONARY NOTE ABOUT FORWARD-LOOKING INFORMATION

        Various statements in or incorporated by reference in this prospectus and in the prospectus supplement are intended to constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements give our current expectations or forecasts of future events and our future performance and do not relate directly to historical or current events or our historical or current performance. Most of these statements contain words that identify them as forward-looking, such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," or other words that relate to future events, as opposed to past or current events.

        You should understand as you read this prospectus that any forward-looking statement in this prospectus or in the prospectus supplement may turn out to be inaccurate. Actual results may differ materially from those described in any forward-looking statements because our assumptions or predictions were inaccurate, or because unknown risks arose after the date of this prospectus. For example, any of the following could render a forward-looking statement inaccurate:

  •
  changes in general economic and business conditions affecting our industry;

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  changes in our ability to compete with other companies in our industry;

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  changes in the level of demand for our products; and

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  changes in our business strategies.

        An inaccurate forward-looking statement may mean that our future performance will vary materially from the future performance predicted in this prospectus and from our historical and current performance. You should also consider the risks and uncertainties we describe from time to time in our filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act") a registration statement on Form S-3. This prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted under the rules of the SEC. We also file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The Exchange Act file number for our SEC filings is 1-442. You may read and copy the registration statement and any other document we file at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. Our SEC filings are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Other information about us may be found at our Internet site at http://www.boeing.com.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  •
  Annual Report on Form 10-K for the year ended December 31, 2003 (as amended on Form 10-K/A filed March 12, 2004).

        We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write to us at The Boeing Company, 100 North Riverside, Chicago, Illinois 60606-1596, Attention: Shareholder Services, or call us at (312) 544-2835.

THE BOEING COMPANY

        The Boeing Company, together with its subsidiaries, is one of the world's major aerospace firms. Boeing operates in six principal segments: Commercial Airplanes; Aircraft and Weapon Systems (A&WS), Network Systems, Support Systems and Launch and Orbital Systems (L&OS), collectively Integrated Defense Systems (IDS); and Boeing Capital Corporation (BCC).

        Our Commercial Airplanes segment is involved in the development, production and marketing of commercial jet aircraft and providing related support services, principally to the commercial airline industry worldwide. Integrated Defense Systems is involved in the research, development, production, modification and support of the following products and related systems: military aircraft, including fighter, transport and attack aircraft; helicopters; missiles; space systems; missile defense systems; satellites and satellite launching vehicles; rocket engines; and information and battle management systems. The IDS business segment extends over multiple markets, including defense (A&WS, Network Systems and Support Systems), homeland security (Network Systems), space exploration (L&OS), and launch and satellites (L&OS). Historically, BCC has acted as a captive finance subsidiary by providing market-based lease and loan financing for commercial aircraft as well as commercial equipment. In November 2003, Boeing announced a significant change in BCC's strategic direction, moving from a focus on growing the portfolio to a focus on supporting our major operating units and managing overall corporate exposures. For our commercial aircraft market, BCC will facilitate, arrange, and selectively provide financing to Commercial Airplanes' customers. For our defense and space markets, BCC will primarily arrange and structure financing solutions for IDS's government customers.

        Boeing also established an Other segment classification which principally includes the activities of Connexion by BoeingSM, a two-way data communications service for global travelers; and Boeing Technology, an advanced research and development organization focused on innovative technologies, improved processes and the creation of new products.

        Boeing is a Delaware corporation with headquarters located at 100 North Riverside, Chicago, Illinois 60606-1596, telephone number (312) 544-2000. Unless the context otherwise indicates, the terms "we," "us," or "Boeing" mean The Boeing Company and its wholly-owned subsidiaries on a consolidated basis.

SELECTED FINANCIAL INFORMATION

        The selected consolidated financial data for each of the five years ended December 31, 2003, 2002, 2001, 2000 and 1999 have been derived from our audited consolidated financial statements. This data should be read in conjunction with the consolidated financial statements and related notes incorporated herein by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation by Reference."

	For the years ended December 31,
	2003	2002	2001	2000	1999
	(in millions, except per share data)
Operations information:
Sales and other operating revenues	$50,485	$54,061	$58,198	$51,318	$57,987
Earnings from operations	$449	$3,462	$3,586	$2,837	$3,047
Net earnings before cumulative effect of accounting change	$718	$2,319	$2,826	$2,128	$2,309
Cumulative effect of accounting change, net of tax	$0	$(1,827)	$1	$0	$0
Net Earnings	$718	$492	$2,827	$2,128	$2,309
Basic earnings per share before cumulative effect of accounting change	$.90	$2.90	$3.46	$2.48	$2.52
Cumulative effect of accounting change, net of tax	$0	$(2.28)	$0	$0	$0
Basic Earnings per share	$.90	$.62	$3.46	$2.48	$2.52
Diluted earnings per share before cumulative effect of accounting change	$.89	$2.87	$3.41	$2.44	$2.49
Cumulative effect of accounting change, net of tax	$0	$(2.26)	$0	$0	$0
Diluted earnings per share	$.89	$.61	$3.41	$2.44	$2.49
Cash dividends paid per share	$.68	$.68	$.68	$.56	$.56
Financial position information:
Total assets	$53,035	$52,342	$48,978	$43,504	$36,952
Long-term debt	$13,299	$12,589	$10,866	$7,567	$5,980

RATIO OF EARNINGS TO FIXED CHARGES

        We present below the ratio of our earnings to our fixed charges. Earnings consist of earnings before federal taxes on income, fixed charges adjusted for capitalized interest and amortization of previously capitalized interest and net adjustments for earnings of affiliates. Fixed charges consist of interest on borrowings, both expensed and capitalized, and that portion of rental expense we believe to be representative of interest.

	For the years ended December 31,
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges	1.3	4.6	5.6	6.2	6.9

USE OF PROCEEDS

        Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that we will use any net proceeds for general corporate purposes, which may include repayment of existing debt, working capital, capital expenditures and acquisitions. We will set forth in the prospectus supplement our intended use for the net proceeds received from any sale of securities. Pending the use of the net proceeds, we expect to invest the proceeds in short-term interest-bearing instruments.

DESCRIPTION OF DEBT SECURITIES

        We may offer up to $1,000,000,000 of debt securities under this prospectus. We may offer any combination of senior debt securities, subordinated debt securities and debt securities that are convertible into our common stock. Senior debt securities will be issued under the senior indenture dated February 1, 2003 between us and JPMorgan Chase Bank, or any successor trustee. Subordinated debt securities will be issued under a separate indenture between us and JPMorgan Chase Bank, as trustee, or any other trustee or trustees identified in the prospectus supplement. The indentures are filed as exhibits to the registration statement of which this prospectus is a part.

        The following description relates generally to every series of debt securities. The prospectus supplement will describe the particular terms of any debt securities we may offer. The following summaries of the debt securities and the indentures are incomplete and may not include all the information that is important to you. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement. If any information in the prospectus supplement differs from the general terms described below, you should rely on the information in the prospectus supplement with respect to the particular debt securities being offered.

        We have outstanding debt securities issued under an indenture dated August 15, 1991 with BNY Midwest Trust Company, as trustee and an indenture dated February 1, 2003 with JPMorgan Chase Bank, as trustee. We do not intend to issue any additional debt securities under the 1991 indenture.

General

        The debt securities will be unsecured general obligations of The Boeing Company. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated to all of our existing and future senior indebtedness as described below under "Subordination."

        The indentures do not limit the aggregate principal amounts of debt securities that may be issued thereunder. The indentures allow us to issue debt securities from time to time in one or more series with varying maturities, at par or at a discount. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

        You should refer to the prospectus supplement applicable to the debt securities for which this prospectus is being delivered with respect to the following terms:

  •
  the title of the debt securities being offered and whether they are senior debt securities or subordinated debt securities;

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  the aggregate principal amount and the denominations in which the debt securities are being offered;

  •
  the price or prices at which the debt securities are being offered or the method of determining those prices;

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  the date or dates on which the principal of the debt securities is scheduled to become due, or the method by which this date or these dates will be determined or extended;

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  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest or the formula by which the interest will be calculated;

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  the date or dates from which such interest will accrue, and the method by which such interest will be paid;

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  the place or places where the principal, premium, if any, and interest, if any, on that issue of debt securities will be payable;

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  the place or places where that issue of debt securities may be surrendered for exchange, and notices or demands in respect of the debt securities may be served and any registered securities may be surrendered for registration of transfer;

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  the terms and conditions, if any, upon which we may redeem the debt securities prior to their stated maturity;

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  any obligation by us to redeem, purchase or repay the debt securities at the option of the holder;

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  any provisions for the establishment of a sinking, purchase or other similar fund, if any;

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  whether the debt securities are to be issued as fully registered securities, bearer securities, or both, and with or without coupons, or both;

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  whether the debt securities will be issued in whole or in part in the form of a global certificate;

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  any provisions for the payment of specified taxes, assessments or other governmental charges to non-United States persons or option to redeem the affected debt securities in lieu of making such payments;

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  the currency, currencies or currency unit or composite currency in which such debt securities will be denominated and/or in which the principal, premium, if any, or interest on such debt securities will be payable, and any index used to determine the amount of principal, premium, if any, or interest on such debt securities;

  •
  any deletions from, modifications of or additions to the events of default or covenants applicable to such debt securities, whether or not consistent with the events of default or covenants contained in the indenture as originally executed;

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  any conversion features; and

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  any other terms of such debt securities.

Form, Exchange, Registration and Transfer

        The debt securities of a series may be issued in fully registered form, as bearer securities with or without coupons attached or both. The debt securities of a series may be issuable in permanent global form. If the debt securities are issuable as both registered and bearer securities, the holder can opt to exchange the bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) for registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, bearer securities that are to be exchanged between a record date and a date on which the next interest payment is due will be surrendered without the coupon relating to such interest payment and such interest payment will be made to the holder of the coupon when due. Unless otherwise indicated in the applicable prospectus supplement, we will not issue bearer securities in exchange for registered securities.

        The debt securities may be presented for exchange and registration of transfer at the offices of the trustee maintained for that purpose as indicated in the prospectus supplement. The debt securities may also be submitted to transfer agents designated by us in the applicable prospectus supplement. The transfer or exchange will be effected when the trustee or authorized transfer agent is satisfied with the documents of title and the identity of the person making the request. At a minimum, we will establish transfer agents, in the case of registered securities, in each place where payments can be made with respect to such series, and in the case of bearer securities, in each place of payment for such series located outside the United States. Additional transfer agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any transfer agent or to approve a change in the location through which any transfer agent acts. While there will be no service charge for any registration of transfer or exchange of the debt securities, we may require payment of an amount sufficient to cover any taxes and other governmental charges associated with such registration.

        If only part of a series of outstanding debt securities is to be called for redemption, we will not be required to do the following:

  •
  register the transfer of or exchange of the debt securities of the series to be redeemed from 15 days before the date notice is given identifying the serial numbers of the debt securities to be redeemed and ending at the close of business on (1) the day of mailing of the notice of redemption, if the debt securities of such are issuable only as registered securities, (2) the first day of publication of the notice of redemption, if the debt securities of such series securities are issuable only as bearer securities, or (3) the day of mailing of the notice of redemption if the debt securities of such series are issuable as both registered securities and bearer securities and no publication of the notice has been made;

  •
  register the transfer or exchange of any registered security called for redemption except for the portion, if any, that is not being redeemed;

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  exchange any bearer securities called for redemption, except in exchange for registered securities of that series of like tenor and principal amount that will be immediately surrendered for redemption.

Payment

        We will make payments of principal of and premium, if any, and interest, if any, on registered securities at the offices of the agent or agents designated by us to make such payments. We may also make payments of interest, at our option, by check mailed to the address of the person appearing on the securities register maintained by trustee or by wire transfer to the account of the person appearing on such register. Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest due on the registered securities to the holder of record as it appears on the register maintained by the trustee at the close of business on the date established for making such determination.

        Unless otherwise indicated in the applicable prospectus supplement, we will make payments of principal of and premium, if any, and interest, if any, on bearer securities, subject to any applicable law and regulations, at the offices of paying agents designated by us located outside the United States, or by check or wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in the applicable prospectus supplement, we will only make payments of interest on bearer securities against surrender of the coupon relating to such interest installment.

        We will designate the trustee as our sole paying agent for debt securities issuable solely as registered securities. We will designate, in the case of (1) registered securities, the trustee as paying agent, and (2) bearer securities, a paying agent in each place outside of the United States where such debt securities or their associated coupons may be surrendered for payment; provided, however, that if such debt securities are listed on a stock exchange located outside the United States and if required by the rules of such stock exchange, we have agreed to maintain a paying agent in such cities outside the United States as required.

        Additional paying agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any paying agent or to approve a change in the location through which any paying agent acts.

        Any moneys we pay to a paying agent for the payment of principal of, premium, or interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us and thereafter holders of debt securities shall look only to us, as general unsecured creditors, for payment.

Global Securities

        We may issue the debt securities in global form. The global securities may be issued in registered or bearer form and may be temporary or permanent. The global securities will be deposited with, or on behalf of, the depositary identified in the applicable prospectus supplement. The prospectus supplement will also describe the circumstances, if any, under which beneficial owners may be able to exchange their interest in a global security for definitive securities of the same series. You should refer to the prospectus supplement for more detailed information with respect to the issuance of definitive securities and the terms thereof, and the terms of the depositary arrangements we have made with respect to any global security.

Definitions

        The following defined terms will be used in this description of the covenants:

  •
  "attributable debt" in respect of any sale and leaseback transaction means, as of any time of determination, the lesser of (1) the sale price of the principal property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments of, if such interest factor cannot be readily determined, at a rate of interest of 10% per annum, compounded semiannually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

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  "capital stock" means any and all shares, interests, participations or other equivalents (however designated) evidencing equity ownership.

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  "consolidated net tangible assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed, and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Boeing and its subsidiaries and computed in accordance with generally accepted accounting principles.

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  "debt" means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

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  "lien" means any pledge, mortgage, lien, encumbrance or security interest.

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  "original issue discount security" means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

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  "principal property" means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by Boeing or a subsidiary, exclusive of (1) motor vehicles, mobile materials-handling equipment and other rolling stock, (2) office furnishings and equipment, information and electronic data processing equipment, (3) any property financed through industrial development bonds, (4) any real property held for development or sale, (5) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 15% of consolidated net tangible assets or (6) any property which our board of directors determines is not material to the operation of the business of Boeing and its subsidiaries taken as a whole.

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  "senior indebtedness" means all of the indebtedness of, or guaranteed by, Boeing for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute senior indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of Boeing.

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  "subordinated indebtedness" means the subordinated debt securities and all other indebtedness of, or guaranteed by, Boeing whether or not outstanding on the date of the subordinated indenture, which is by the terms thereof made subordinate and junior in right of payment to all senior indebtedness.

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  "subsidiary" means any subsidiary of Boeing the voting stock of which is more than 50% owned and controlled by Boeing or a subsidiary of Boeing.

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  "U.S. government obligations" means generally direct noncallable obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

Maintenance of Principal Properties

        The indentures provide that we will cause all of our principal properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will cause such repairs, renewals, replacements and improvements to be made to our principal properties that, in our judgment, are required in order to continue to carry on the business conducted at our principal properties. However, the indentures do not prevent us from discontinuing the operation or maintenance or disposing of any principal property if we determine that the action is desirable.

Limitation on Liens

        So long as any debt securities are outstanding under the indenture:

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  Boeing will not itself, and will not permit any subsidiary to, create, incur, issue, assume or guarantee any debt secured by any lien on any principal property owned by Boeing or any subsidiary; and

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  Boeing will not itself, and will not permit any subsidiary to, create, incur, issue, assume or guarantee any debt secured by any lien on any shares of capital stock or debt of any subsidiary.

        However, any of the actions described in the first two bullet points under "Limitation on Liens" above may be taken if:

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  the securities under the indenture are equally and ratably secured; or

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  the aggregate principal amount of the secured debt then outstanding plus the attributable debt of Boeing and its subsidiaries in respect of sale and leaseback transactions described below involving principal properties entered into after the date when Boeing first issues securities pursuant to the indenture, other than transactions that are permitted as described in the third bullet point under "Sale and Leaseback Transactions," would not exceed 15% of consolidated net tangible assets.

        This restriction on liens will not apply to debt secured by permitted liens. Therefore, for purposes of this restriction, debt secured by permitted liens will be excluded in computing secured debt. Permitted liens include:

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  liens existing as of the date when Boeing first issued securities pursuant to the indenture;

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  liens existing on any property of a corporation at the time the corporation is merged into or consolidated with Boeing or a subsidiary; provided the lien is not extended to any principal property immediately prior to the merger or consolidation;

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  liens existing on any property of a corporation at the time it became or becomes a subsidiary;

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  liens securing debt owing by a subsidiary to Boeing or to a subsidiary;

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  liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving all or any part of such property, or to secure debt incurred to provide funds for the reimbursement of funds expended for the foregoing purposes;

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  liens in connection with government contracts, including the assignment of moneys due or to become due on government contracts or to secure progress, advance or the acquisition of real or personal property from any governmental body pursuant to any contract or statute;

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  materialmen's, carriers', mechanics', workmen's, repairmen's or other like liens which are not overdue or which are being contested in good faith in appropriate proceedings;

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  liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money; and

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  extensions, substitutions, replacements or renewals of the foregoing.

        Boeing Capital Corporation and its subsidiaries are excluded from the restrictions on liens discussed above.

Sale and Leaseback Transactions

        So long as any debt securities are outstanding under the indenture, Boeing will not, and will not permit any subsidiary to, enter into any sale and leaseback transaction after the date when Boeing first issued securities pursuant to the indenture, covering any principal property, which was or is owned or leased by Boeing or a subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of that principal property.

        However, a sale and leaseback transaction of this kind will not be prohibited if:

  •
  the lease is for a temporary period not exceeding three years;

  •
  the attributable debt of Boeing and its subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when Boeing first issued securities pursuant to the indenture (other than sale and leaseback transactions that are permitted as described in the next bullet point), plus the aggregate principal amount of debt secured by liens on principal properties then outstanding (not otherwise permitted or excepted) without equally and ratably securing the indenture securities, would not exceed 15% of consolidated net tangible assets;

  •
  an amount equal to the net proceeds of the sale or transfer (but not in excess of the net book value) of the principal property sold or transferred (as determined by Boeing) is applied within 180 days to the voluntary retirement of the indenture securities or other indebtedness of Boeing

    (other than indebtedness subordinated to the indenture securities) or indebtedness of a subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

  •
  the rent payable under the lease is to be reimbursed under a contract with the government of the United States or any instrumentality or agency thereof; or

  •
  the lease is with Boeing or another subsidiary.

        Boeing Capital Corporation and its subsidiaries are excluded from the restrictions on sale and leaseback transactions discussed above.

Merger and Sales of Assets

        Boeing may consolidate or merge with or into any other corporation, and Boeing may convey, transfer or lease all or substantially all of its properties or assets to another person provided that:

          (1)   the corporation formed by such consolidation or into which Boeing is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of Boeing substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and if such corporation is not Boeing, shall expressly assume, by an indenture supplement, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any, and interest (including all additional amounts, if any) on all the debt securities and the performance of every covenant of the respective indenture on the part of Boeing to be performed or observed;

          (2)   immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Boeing or a subsidiary as a result of such transaction as having been incurred by Boeing or a subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

          (3)   Boeing has delivered to the trustee an officer's certificate and an opinion of counsel, each stating that such consolidation (if the corporation formed by such consolidation is not Boeing), merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of the respective indentures and that all conditions precedent therein provided for relating to such transaction shall have been complied with.

Events of Default, Notice and Waiver

        The following events, with respect to the debt securities of a series are defined in the indentures as "events of default:"

  •
  the non-payment of any interest extending 30 days beyond the date such interest payment became due and whether or not, in the case of the subordinated debt securities, such payment is prohibited by the subordination provisions referred to below under "Subordination;"

  •
  non-payment of any principal of or premium, if any, on the debt securities of the applicable series as such payments become due whether or not, in the case of the subordinated debt securities, such payment is prohibited by the subordination provisions referred to below under "Subordination;"

  •
  default in the deposit of any sinking fund payment on the debt securities of that series when and as due, whether or not, in the case of the subordinated debt securities, such payment is prohibited by the subordination provisions referred to below under "Subordination;"

  •
  default in the performance of any other covenant or warranty of Boeing in the respective indenture which remains unremedied for a period of 90 days after notice of default by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee;

  •
  certain events of bankruptcy, insolvency or reorganization; or

  •
  any other event of default provided in a supplemental indenture with respect to debt securities of a particular series.

        Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due upon acceleration upon the occurrence of an event of default and its continuation.

        The trustee is required, within 90 days after the occurrence of any default which is known to the trustee and is continuing, to give to the holders of the applicable series of debt securities with respect to which such default has occurred notice of such default, provided, that, except in the case of default in the payment of principal, premium, if any (including any sinking fund payment) or interest, if any, on a series of debt securities with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holder of the debt securities of such series.

        If an event of default with respect to debt securities of any series then outstanding shall have occurred and be continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) and accrued interest of all the debt securities of such series to be due and payable immediately. In certain cases, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may rescind and annul such declaration and its consequences.

        The trustee may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of debt securities of such series. The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        In certain cases, the holders of not less than a majority in principal amount of an outstanding series of debt securities may, on behalf of the holders of all debt securities of such series, and any coupons appertaining thereto, waive any past default with respect to such series and its consequences except a default (1) in the payment of the principal, premium, if any, or interest (except to the extent that such interest has been paid), if any, on such series of debt securities with respect to which such default has occurred (2) in respect of a covenant or provision in the indenture which cannot be modified or amended without the consent of each holder of each debt security of the applicable series.

        We will be required to file annually with the trustee a certificate as to the absence of defaults under each indenture.

        The occurrence of an event of default under an indenture may give rise to a cross-default under other series of debt securities issued under such indenture and other indebtedness of ours that may be outstanding from time to time.

Notices

        Except as otherwise provided in the indentures, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such debt securities. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security registers maintained by the trustee.

Modification of the Indentures

        Modification and amendment of the indentures may be made by us and the trustee without the consent of any holder, for any of these purposes:

  •
  to evidence the succession of another corporation to Boeing;

  •
  to add to the covenants of Boeing for the benefit of the holders of all or any series of debt securities or to surrender any right or power therein conferred upon Boeing;

  •
  to add additional events of default;

  •
  to change any provision of the indentures to facilitate the issuance of bearer securities;

  •
  to change or eliminate any provision of any indenture, provided no debt security outstanding of any series is entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of unissued debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee;

  •
  to cure any ambiguity, defect or inconsistency in either indenture or both of them; or

  •
  to supplement any provision of any indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided such action does not adversely affect the interests of holders of the series of debt securities.

        Modification and amendment of the indentures may be made by us and the trustee with the consent of the holders of not less than two-thirds in principal amount of the outstanding debt securities of an affected series; provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity date or the principal of, premium, if any, or any installment of interest (or any additional amount) on, any such debt security;

  •
  reduce the principal amount or rate of interest thereon;

  •
  change the redemption price, if applicable;

  •
  change the place or currency of payment of principal of or premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

  •
  reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the respective indentures;

  •
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions to less than a majority;

  •
  change any obligation of Boeing to maintain an office or transfer agency; or

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof.

Discharge and Defeasance

        Under each of the indentures, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer's certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

        Each indenture further provides that, if applicable to the debt securities of any series, we may elect to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) ("defeasance") upon the irrevocable deposit by us with the trustee, in trust, of an amount of money or U.S. government obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

        Such a trust may only be established if, among other things, (1) the defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound, (2) no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust and (3) we have delivered to the trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion of counsel must refer to and be based upon a letter ruling of the IRS received by us, a revenue ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

        The indebtedness evidenced by the subordinated debt securities and the payment of the principal of and premium, if any, and interest, if any, on each and all of the subordinated debt securities are subordinated in right of payment to the prior payment in full of senior indebtedness and, unless specifically designated as ranking junior to our other subordinated debt securities, rank equally with all of our other subordinated debt securities which have not been specifically designated as ranking junior to our other subordinated debt securities. We have not issued any subordinated debt ranking junior to the subordinated debt securities but we reserve the right to issue such junior subordinated debt.

        If we default in the payment of any senior indebtedness, unless and until such default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of and premium, if any, or interest, if any, or any additional amounts on the subordinated debt securities, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of any of the subordinated debt securities.

        If any other event of default occurs with respect to any senior indebtedness, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of, or premium, if any, or interest, if any (including additional amounts) on any subordinated debt securities or in respect of any sinking fund for, or redemption, retirement, purchase or other acquisition of the subordinated debt securities, during any period of 90 days after written notice of such default shall have been given to us by any holder of senior indebtedness or during any period in which any judicial proceeding is pending in respect of such default and a notice of acceleration of the maturity of such senior indebtedness has been transmitted to us in respect of such default.

        In the event of: (1) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to us, our creditors or our property; (2) any proceeding for the liquidation, dissolution or other winding up of Boeing, whether voluntary or involuntary, whether or not involving bankruptcy proceedings; (3) any assignment by us for the benefit of creditors; or (4) any other marshalling of our assets, all senior indebtedness shall first be paid in full before any payment or distribution shall be made to any holder of subordinated debt securities.

        If any such payment or distribution to be paid to the holders of senior indebtedness shall be made to any holder of subordinated debt securities in contravention of the foregoing and before all of the senior indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all senior indebtedness remaining unpaid.

        Senior indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of senior indebtedness then outstanding. Upon payment in full of all senior indebtedness, the holders of subordinated debt securities shall be subrogated to all rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all amounts owing on the subordinated debt securities shall have been paid in full, and such amounts or distributions which otherwise would be paid or distributed to the holders of senior indebtedness, shall, as between us and our creditors (other than the holders of senior indebtedness), on the one hand, and the holders of the subordinated debt securities, on the other hand, be deemed to be a payment by us on account of senior indebtedness and not on account of the subordinated debt securities.

Conversion Rights

        The debt securities may be convertible into our common stock. We will include in the prospectus supplement the terms and conditions, if any, on which the debt securities being offered are convertible. Such terms will include the conversion price, the conversion period, provisions as to whether conversion is mandatory, at our option or the option of the holder, the events requiring adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities.

DESCRIPTION OF COMMON STOCK

        We do not intend to issue our common stock for cash under this prospectus or any accompanying prospectus supplement but, if at all, only upon conversion of convertible debt securities. Our authorized capital stock consists of 1,220,000,000 shares consisting of 20,000,000 shares of preferred stock, par value $1.00 per share, and 1,200,000,000 shares of common stock, par value $5.00 per share. The following briefly summarizes the material terms of our common stock that we may issue, each upon conversion of convertible debt securities. These summaries do not describe every aspect of these securities and are subject, and are qualified in their entirety by reference to, all of the provisions of our restated certificate of incorporation and by-laws. Each of these documents is an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information" for information on how to obtain a copy of these documents.

        Delaware law and our by-laws permit us to issue uncertificated shares of common stock as described below. Holders of uncertificated shares of our capital stock, however, may request certificates representing their ownership of capital stock.

        Our common stock is listed on The New York Stock Exchange under the symbol "BA." As of December 31, 2003, we had 841,487,106 shares of common stock outstanding, all of which are fully paid and nonassessable.

        Holders of common stock are entitled to receive dividends as may be declared by our board of directors out of legally available funds, and are entitled to share pro rata in any distributions to shareholders, subject to the preferences of any preferred stock which may be issued and to restrictions contained in agreements to which we are a party. No preemptive, conversion or redemption rights or sinking funds provision are applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. All shares of common stock which may be issued upon conversion of convertible debt securities will be reserved for issuance and, upon issuance, will be fully paid and nonassessable.

        All holders of common stock are entitled to one vote per share on all matters to be voted on by our shareholders, including the election of directors. Shareholders do not have cumulative voting rights in elections of directors. Generally, the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at a shareholders' meeting is required for shareholder action, except in the circumstances described below.

        In addition to any affirmative vote required by law or by our certificate of incorporation, certain "business combinations," as defined in our certificate of incorporation, must be approved by the affirmative vote of at least 75% of the voting stock, unless a minimum price is received by all shareholders or other conditions are met. Other provisions in the by-laws and in the certificate of incorporation may have the effect of delaying, deferring or preventing a change in control of Boeing and may adversely affect the voting and other rights of the holders of common stock. Such provisions include staggered terms of directors and the requirement for the vote of at least 75% of the outstanding shares of voting stock to amend certain provisions of the by-laws and the certificate of incorporation regarding:

  •
  the method of filling vacancies on the board;

  •
  cumulative voting;

  •
  notice requirements for meetings;

  •
  removal of directors;

  •
  future issuances of preferred stock, if any; and

  •
  other matters.

        Upon our voluntary or involuntary liquidation, dissolution or winding up, our holders of common stock will be entitled to share ratably in all of our assets remaining after we pay:

  •
  all of our debts and other liabilities; and

  •
  any amounts we may owe to the holders of our preferred stock.

PLAN OF DISTRIBUTION

Method of Distribution

        We may sell the securities to or through underwriters, to be designated from time to time, and we also may sell the securities directly to investors or through agents or broker-dealers. In addition, we may authorize agents to solicit and receive offers from certain institutions to purchase the securities. Any distributor to whom or through whom we will sell the securities will be named in the applicable prospectus supplement. Each prospectus supplement will detail the method of distribution for the securities offered in connection with such prospectus supplement.

Pricing

        The securities may be sold from time to time in one or more transactions at:

  •
  a fixed price or prices, subject to change;

  •
  market prices prevailing at the time of sale;

  •
  prices relating to prevailing market prices; or

  •
  negotiated prices.

        We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the related supplement to this prospectus.

Compensation to Distributors of the Securities

        We or purchasers of securities through agents or underwriters may pay compensation to the distributors of the debt securities. Such compensation may be discounts, concessions or commissions. This compensation, as well as profit received by distributors in connection with the resale of securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Each prospectus supplement will describe any distributor receiving compensation from us deemed to be "underwriting discounts and commissions" under the Securities Act and the compensation received by the distributor.

Indemnification of Distributors of the Securities

        We may enter into agreements with distributors of the securities to indemnify them against, and contribute toward, certain liabilities, including liabilities under the Securities Act.

Bearer Debt Securities

        Each distributor of debt securities which are issuable as bearer debt securities will agree not to offer, sell or deliver, in any manner, bearer debt securities in the United States or to United States persons in connection with the original issuance of the debt securities.

Other Information

        Some distributors of the securities or affiliates of such persons may perform services for us or engage in transactions with us in the ordinary course of business. In connection with the distribution of the securities, we may enter into swap or other hedging transactions with, or arranged by, distributors of the debt securities or affiliates of such persons. These distributors or their affiliates may receive compensation, trading gain or other benefits from these transactions.

LEGAL MATTERS

        Unless otherwise specified in a supplement to this prospectus, Winston & Strawn LLP will pass upon the legality of the securities we offer.

EXPERTS

        The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, and in the method of accounting for derivative financial instruments to conform to Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, effective January 1, 2001), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered. All of the amounts shown are estimated except the registration fee.

Registration Fee	$126,700
Fees and Expenses of Accountants	90,000
Fees and Expenses of Counsel	150,000
Blue Sky Fees and Expenses	10,000
Fees and Expenses of Trustee	19,000
Printing Expenses	75,000
Rating Agency Fees	1,077,500
Miscellaneous	26,800

Total	$1,575,000

15.    Indemnification of Officers and Directors

        Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Boeing's Bylaws include provisions to require Boeing to indemnify its directors and officers to the fullest extent permitted by Section 145, including circumstances in which indemnification is otherwise discretionary. Section 145 also empowers Boeing to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions, including various liabilities arising under the Securities Act and against which they cannot be indemnified by Boeing. Boeing has not entered into indemnification agreements with its directors or officers.

16.    Exhibits

Exhibit No.	Description
1.1†	Form of Underwriting Agreement
4.1	Senior Indenture, dated as of February 1, 2003, between JPMorgan Chase Bank, as Trustee and The Boeing Company
4.2	Form of Subordinated Indenture
4.3†	Form of Debt Securities
4.4	Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(iii) to Boeing's Form 10-Q for the quarter ended June 30, 1997)
4.5	By-laws, as amended and restated November 18, 2003 (incorporated by reference to Exhibit (3)(ii) to Boeing's Form 10-K for the year ended December 31, 2003)
5.1	Opinion of Winston & Strawn LLP
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit (12) to Boeing's Form 10-K for the year ended December 31, 2003)
23.1	Consent of Deloitte & Touche LLP, Independent Auditors
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
25.1	Statement of Eligibility on Form T-1 of JPMorgan Chase Bank

†
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

17.    Undertakings

        The undersigned registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e)   That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (f)    That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (g)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 23, 2004.

THE BOEING COMPANY
By:	/s/ HARRY C. STONECIPHER Harry C. Stonecipher President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Harry C. Stonecipher, James A. Bell and Harry S McGee, III, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Name	Title	Date

/s/ HARRY C. STONECIPHER Harry C. Stonecipher	President and Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2004
/s/ JAMES A. BELL James A. Bell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 23, 2004
/s/ HARRY S. MCGEE, III Harry S. McGee, III	Vice President Finance and Corporate Controller (Principal Accounting Officer)	March 23, 2004
/s/ JOHN H. BIGGS John H. Biggs	Director	March 23, 2004
/s/ JOHN E. BRYSON John E. Bryson	Director	March 18, 2004
/s/ LINDA Z. COOK Linda Z. Cook	Director	March 18, 2004

Kenneth M. Duberstein	Director	March 23, 2004
Paul E. Gray	Director	March 23, 2004
/s/ JOHN F. MCDONNELL John F. McDonnell	Director	March 22, 2004
/s/ W. JAMES MCNERNEY, JR. W. James McNerney, Jr.	Director	March 18, 2004
/s/ LEWIS E. PLATT Lewis E. Platt	Director	March 18, 2004
/s/ ROZANNE L. RIDGWAY Rozanne L. Ridgway	Director	March 18, 2004
/s/ JOHN M. SHALIKASHVILI John M. Shalikashvili	Director	March 23, 2004

Exhibit Index

Exhibit No.	Description
1.1†	Form of Underwriting Agreement
4.1	Senior Indenture, dated as of February 1, 2003, between JPMorgan Chase Bank, as Trustee and The Boeing Company
4.2	Form of Subordinated Indenture
4.3†	Form of Debt Securities
4.4	Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(iii) to Boeing's Form 10-Q for the quarter ended June 30, 1997)
4.5	By-laws, as amended and restated November 18, 2003 (incorporated by reference to Exhibit (3)(ii) to Boeing's Form 10-K for the year ended December 31, 2003)
5.1	Opinion of Winston & Strawn LLP
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit (12) to Boeing's Form 10-K for the year ended December 31, 2003)
23.1	Consent of Deloitte & Touche LLP, Independent Auditors
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
25.1	Statement of Eligibility on Form T-1 of JPMorgan Chase Bank

†
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
CAUTIONARY NOTE ABOUT FORWARD-LOOKING INFORMATION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
THE BOEING COMPANY
SELECTED FINANCIAL INFORMATION
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES